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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-40267, 333-43537, 333-43539, 333-43541, 333-43543, 333-43635, 333-67487, 333-92735, 333-31022, 333-100553 and 333-141038), and on Form S-3 (Nos. 333-85279, 333-88097, 333-95841, 333-121088, 333-31268 and 333-154309) of our report dated June 15, 2009 (which includes an explanatory paragraph relating to the existence of substantial doubt about the Company's ability to continue as a going concern) relating to the consolidated financial statements and financial statement schedule for the three years ended April 30, 2009 and the effectiveness of internal control over financial reporting as of April 30, 2009 of Casella Waste Systems, Inc. and its subsidiaries, which appears in this Form 10-K.

/s/ Caturano and Company, P.C.
Boston, Massachusetts
June 15, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM